Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. REPORTS 2012 SECOND QUARTER RESULTS

NEW YORK, NY, August 2, 2012 - Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) today reported results for the second quarter ended June 30, 2012. Operating EBITDA* in the second quarter of 2012 was €32.9 million ($42.2 million), compared to €50.1 million ($72.1 million) in the second quarter of 2011 and €30.6 million ($40.1 million) in the first quarter of 2012.

For the second quarter of 2012, we had net income of €1.5 million ($1.9 million), or €0.03 ($0.04) per basic share, compared to net income of €14.4 million ($20.7 million), or €0.32 ($0.46) per basic share, in the second quarter of 2011 and net income of €1.2 million ($1.6 million), or €0.02 ($0.03) per basic share, for the first quarter of 2012.

Summary Financial Highlights

	Q2	Q1	Q2	YTD	YTD
	2012	2012	2011	2012	2011
	(in millions of Euros, other than per share amounts)
Pulp revenues	€186.0	€199.4	€217.3	€385.5	€427.7
Energy and chemical revenues	18.0	18.9	17.2	36.9	33.1
Operating income	18.3	16.2	36.2	34.5	72.9
Operating EBITDA	32.9	30.6	50.1	63.5	100.9
Gain (loss) on derivative instruments	1.3	0.9	(2.3)	2.2	9.9
Foreign exchange gain on debt	—	—	0.3	—	1.5
Income tax benefit (provision)	(2.3)	(0.7)	(3.6)	(3.0)	(4.4)
Net income attributable to common shareholders	1.5	1.2	14.4	2.7	43.4
Net income per share attributable to common shareholders
Basic	€0.03	€0.02	€0.32	€0.05	€0.97
Diluted	€0.03	€0.02	€0.26	€0.05	€0.77
Common shares outstanding at period end (000s)	55,816	55,779	45,828	55,816	45,828
Summary Operating Highlights
	Q2	Q1	Q2	YTD	YTD
	2012	2012	2011	2012	2011
Pulp production (‘000 ADMTs)	365.0	380.3	367.9	745.4	726.5
Scheduled production downtime (‘000 ADMTs)	22.6	—	16.2	22.6	19.9
Pulp sales (‘000 ADMTs)	349.2	384.8	357.6	734.0	706.6
Average NBSK pulp list price in Europe ($/ADMT)(1)	837	837	1,017	837	988
Average NBSK pulp list price in Europe (€/ADMT)	652	638	706	645	704
Average pulp sales realizations (€/ADMT)(2)	526	512	599	519	596

(1)	Source: RISI, PPPC pricing report.
(2)	Average realized pulp prices for the periods indicated reflect customer discounts and pulp price movements between the order and shipment date.

*	Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See page 12 of the financial tables included in this press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

	Q2	Q1	Q2	YTD	YTD
	2012	2012	2011	2012	2011
Energy production (‘000 MWh)	425.4	436.2	419.6	861.7	827.3
Energy sales (‘000 MWh)	182.7	182.4	175.9	365.1	333.8
Average spot currency exchange rates:
€ / $(3)	0.7795	0.7623	0.6946	0.7710	0.7122
C$ / $(3)	1.0102	1.0009	0.9677	1.0056	0.9765
C$ / €(4)	1.2959	1.3129	1.3934	1.3044	1.3711

(3)	Average Federal Reserve Bank of New York noon spot rate over the reporting period.
(4)	Average Bank of Canada noon spot rate over the reporting period.

President’s Comments

Mr. Jimmy S.H. Lee, President and Chairman, stated: “Despite a weak NBSK pulp price environment and approximately 23 days of scheduled maintenance downtime at our Rosenthal mill, we achieved Operating EBITDA of €32.9 million, primarily as a result of strong pulp production at our Celgar and Stendal mills combined with strong energy sales at all of our mills.”

Mr. Lee continued: “Pulp prices decreased in the second quarter of 2012 due to economic uncertainty in Europe and a softening of Chinese demand. Overall, at the end of the second quarter, list prices in Europe were approximately $820 per ADMT and in North America and China were approximately $900 and $660 per ADMT, respectively. Although we currently believe that NBSK pulp prices will decline slightly during the traditionally slower summer months, we believe that the market is bottoming and we currently anticipate that NBSK pulp prices will begin to gradually increase in the medium term.”

Mr. Lee added: “We continue to implement capital projects designed to enhance our mills’ technical capabilities and improve operating efficiencies. We completed an upgrade to the Rosenthal mill’s recovery boiler in the second quarter of 2012 to reduce the mill’s emissions, increase production capacity and lower operating costs. Our Project Blue Mill at our Stendal mill is also currently on schedule.”

Mr. Lee continued: “Fiber costs at our German mills continued to decline primarily due to weak demand from European particle board producers. We also currently anticipate that our Celgar mill’s fiber costs will begin to decline slightly in the third quarter.”

Mr. Lee concluded: “In connection with our focus on the growing bio-energy market, our Stendal mill had €3.2 million in revenues from the sale of a bio-chemical called tall oil. Tall oil is a by-product of our production process and is used as both a chemical additive and as a green energy source. We currently expect the proceeds from the sale of tall oil to remain stable in future periods.”

Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011

Total revenues for the three months ended June 30, 2012 decreased to €204.1 million ($261.9 million) from €234.5 million ($337.7 million) in the same period in 2011, due to lower average pulp realizations. Pulp revenues for the three months ended June 30, 2012 decreased to €186.0 million from €217.3 million in the comparative period of 2011, primarily due to lower pulp prices, partially offset by a stronger U.S. dollar relative to the Euro.

Revenues from the sale of excess energy increased by approximately 6% in the second quarter to €14.8 million from €13.9 million in the same quarter last year, as a result of higher energy sales at our Celgar mill and record energy sales at our Stendal mill. Revenues from the sale of a biochemical called “tall oil” were €3.2 million in the second quarter, compared to €3.3 million in the same period last year.

Pulp production marginally decreased to 365,047 ADMTs in the second quarter, from 367,914 ADMTs in the same quarter of 2011, primarily due to annual maintenance shut down at our Rosenthal mill, partially offset by increased production rates at our Celgar and Stendal mills. We had 23 days (approximately 22,600 ADMTs) of scheduled maintenance downtime at our Rosenthal mill in the second quarter of 2012 in order to perform annual maintenance and to upgrade the mill’s recovery process.

Pulp sales volume marginally decreased to 349,177 ADMTs in the second quarter from 357,585 ADMTs in the comparative period of 2011, primarily as a result of decreased demand in Europe. Average pulp sales realizations decreased to €526 ($675) per ADMT in the second quarter of 2012, compared to €599 ($863) per ADMT in the same period last year, due to lower pulp prices, partially offset by a stronger U.S. dollar relative to the Euro.

Costs and expenses in the second quarter of 2012 decreased to €185.8 million from €198.3 million in the comparative period of 2011, primarily due to lower fiber costs.

On average, our per unit fiber costs in the current quarter decreased by approximately 7% from the same period in 2011, due to lower fiber costs in Germany caused by reduced demand for fiber from the European particle board industry. Fiber costs at our Celgar mill were slightly higher, primarily due to increased demand for fiber. As we move into the third quarter, we currently expect fiber prices at our German mills to decrease slightly due to continued weakness in the particle board industry, partially offset by reduced harvesting rates, while we currently expect fiber prices at our Celgar mill to decline slightly through the third quarter due to increased sawmill activity.

Selling, general and administrative expenses were unchanged at €8.6 million in the second quarter of 2012, compared to the second quarter of 2011.

For the second quarter of 2012, operating income decreased to €18.3 million from €36.2 million in the comparative quarter of 2011, primarily due to lower average pulp realizations, partially offset by a stronger U.S. dollar relative to the Euro.

Interest expense in the second quarter of 2012 decreased to €13.9 million from €14.9 million in the comparative quarter of 2011, primarily due to the conversion of our remaining convertible notes in 2011 and lower debt levels associated with the Stendal mill.

Our Stendal mill recorded an unrealized loss of €0.3 million on our interest rate derivative in the current quarter, compared to an unrealized loss of €2.3 million in the same quarter of last year. We also recorded an unrealized gain of €1.6 million related to a fixed price pulp swap contract entered into in the second quarter of 2012.

In the second quarter of 2012, the noncontrolling shareholder’s interest in the Stendal mill’s income was €1.6 million, compared to €1.5 million in the same quarter last year.

In the second quarter of 2012, Operating EBITDA decreased to €32.9 million from €50.1 million in the second quarter of 2011. Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Operating EBITDA has significant limitations as an analytical tool and should not be considered in isolation or as a substitute for our results as reported under GAAP. See page 12 of the financial tables included in the press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

We reported net income attributable to common shareholders of €1.5 million, or €0.03 per basic and diluted share, for the second quarter of 2012. In the second quarter of 2011, we reported net income attributable to common shareholders of €14.4 million, or €0.32 per basic and €0.26 per diluted share.

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

Total revenues for the six months ended June 30, 2012 decreased to €422.4 million ($548.0 million) from €460.8 million ($647.0 million) in the same period in 2011, due to lower average pulp realizations, partially offset by higher energy revenues. Pulp revenues for the six months ended June 30, 2012 decreased to €385.5 million from €427.7 million in the comparative period of 2011, primarily due to lower pulp prices, partially offset by a stronger U.S. dollar relative to the Euro.

Revenues from the sale of excess energy increased by approximately 12% in the first half of 2012 to a record €30.9 million from €27.6 million in the same period last year, as a result of strong pulp production at our Stendal and Celgar mills. Revenues from the sale of tall oil increased to €6.0 million in the first half of 2012, compared to €5.5 million in the same period last year.

Costs and expenses in the first half of 2012 remained relatively stable at €387.9 million, compared to €388.0 million in the same period of 2011, primarily due to higher sales volumes offset by reduced fiber costs.

On average, our per unit fiber costs in the first half of 2012 decreased by approximately 5% from the same period in 2011, primarily due to lower fiber costs in Germany caused by decreased demand from the European particle board industry.

For the first half of 2012, operating income decreased to €34.5 million from €72.9 million in the comparative period of 2011, primarily due to lower pulp prices, partially offset by a stronger U.S. dollar relative to the Euro.

Interest expense in the first half of 2012 decreased to €28.0 million from €30.8 million in the comparative period of 2011, primarily due to the conversion of our remaining convertible notes in 2011 and lower debt levels associated with the Stendal mill.

In the first half of 2012, Operating EBITDA decreased to €63.5 million from €100.9 million in the first half of 2011. Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Operating EBITDA has significant limitations as an analytical tool and should not be considered in isolation or as a substitute for our results as reported under GAAP. See page 12 of the financial tables included in the press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

We reported net income attributable to common shareholders of €2.7 million, or €0.05 per basic and diluted share, for the first half of 2012, which included a non-cash unrealized gain of €2.2 million on the pulp price and Stendal interest rate derivatives, partially offset by a non-cash charge for stock compensation of €0.9 million. In the first half of 2011, we reported net income attributable to common shareholders of €43.4 million, or €0.97 per basic and €0.77 per diluted share, which included a non-cash unrealized gain of €9.9 million on the Stendal interest rate derivative and a €1.5 million non-cash foreign currency translation gain on our debt, partially offset by a non-cash charge for stock compensation of €2.5 million.

Liquidity and Capital Resources

The following table is a summary of selected financial information as at the dates indicated:

	As at June 30, 2012	As at December 31, 2011
	(in thousands)
Financial Position
Cash and cash equivalents	€130,887	€105,072
Marketable securities(1)	10,368	12,372
Working capital	239,354	247,159
Property, plant and equipment	816,892	820,974
Total assets	1,225,695	1,217,250
Long-term liabilities	795,087	807,641
Total equity	289,868	283,542

(1)	Principally comprised of German federal government bonds with a maturity of less than one year.

As at June 30, 2012, we had approximately €26.4 million and C$36.3 million available under our Rosenthal and Celgar facilities, respectively. As at June 30, 2012, approximately €467.9 million was outstanding under our Stendal mill’s loan facility, compared to €486.1 million as at June 30, 2011.

Restricted Group

The following table is a summary of selected financial information for the Restricted Group (which, under the indenture for our 2017 9.5% Senior Notes, is comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills) as at the dates indicated:

	As at June 30, 2012	As at December 31, 2011
	(in thousands)
Financial Position
Cash and cash equivalents	€50,096	€44,829
Marketable securities(1)	10,368	12,372
Working capital	141,916	149,973
Property, plant and equipment	355,633	353,925
Total assets	665,623	658,844
Long-term liabilities	267,713	262,770
Total equity	342,869	344,415

(1)	Principally comprised of German federal government bonds with a maturity of less than one year.

Earnings Release Call

In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Friday, August 3, 2012 at 10:00 AM (Eastern Daylight Time). Listeners can access the conference call live and archived through September 3, 2012, over the Internet at http://investor.shareholder.com/media/eventdetail.cfm?eventid=116555&Company ID=MERC&e=1&mediaKey=1AE35D7DABC3ECD95E2779DA87354812 or through a link on the Company’s home page at http://www.mercerint.com. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until September 3, 2012 at 11:59 PM (Eastern Standard Time) through a link on the Company’s Investors/News Releases page at http://www.mercerint.com/s/newsreleases.asp.

Mercer International Inc. is a global pulp manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Chairman & President

(604) 684-1099

David M. Gandossi

Executive Vice-President &

Chief Financial Officer

(604) 684-1099

-FINANCIAL TABLES FOLLOW-

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands of Euros)

	June 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	€130,887	€105,072
Marketable securities	10,201	12,216
Receivables	103,923	120,487
Inventories	118,220	120,539
Prepaid expenses and other	8,592	8,162
Deferred income tax	8,271	6,750

Total current assets	380,094	373,226

Long-term assets
Property, plant and equipment	816,892	820,974
Deferred note issuance and other	12,561	10,763
Deferred income tax	16,148	12,287

	845,601	844,024

Total assets	€1,225,695	€1,217,250

LIABILITIES
Current liabilities
Accounts payable and other	€103,879	€99,640
Pension and other post-retirement benefit obligations	773	756
Debt	36,088	25,671

Total current liabilities	140,740	126,067

Long-term liabilities
Debt	694,150	708,415
Unrealized interest rate derivative losses	51,791	52,391
Pension and other post-retirement benefit obligations	31,798	31,197
Capital leases and other	13,453	13,053
Deferred income tax	3,895	2,585

	795,087	807,641

Total liabilities	935,827	933,708

EQUITY
Shareholders’ equity
Share capital	248,371	247,642
Paid-in capital	(4,726)	(4,857)
Retained earnings	40,673	37,985
Accumulated other comprehensive income	21,825	21,346

Total shareholders’ equity	306,143	302,116

Noncontrolling deficit	(16,275)	(18,574)

Total equity	289,868	283,542

Total liabilities and equity	€1,225,695	€1,217,250

(1)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands of Euros, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Pulp	€186,036	€217,274	€385,475	€427,732
Energy and chemicals	18,026	17,221	36,945	33,093

	204,062	234,495	422,420	460,825
Costs and expenses
Operating costs	162,617	175,815	340,387	341,365
Operating depreciation and amortization	14,525	13,869	28,812	27,945

	26,920	44,811	53,221	91,515
Selling, general and administrative expenses	8,624	8,600	18,682	18,660

Operating income	18,296	36,211	34,539	72,855

Other income (expense)
Interest expense	(13,863)	(14,883)	(27,996)	(30,789)
Gain (loss) on derivative instruments	1,343	(2,339)	2,219	9,904
Foreign exchange gain on debt	—	342	—	1,453
Other income (expense)	(368)	136	(778)	463

Total other income (expense)	(12,888)	(16,744)	(26,555)	(18,969)

Income before income taxes	5,408	19,467	7,984	53,886
Income tax benefit (provision) – current	(6,281)	(1,478)	(6,337)	(2,297)
– deferred	4,016	(2,140)	3,340	(2,140)

Net income	3,143	15,849	4,987	49,449
Less: net income attributable to noncontrolling interest	(1,628)	(1,466)	(2,299)	(6,013)

Net income attributable to common shareholders	€1,515	€14,383	€2,688	€43,436

Net income per share attributable to common shareholders
Basic	€0.03	€0.32	€0.05	€0.97

Diluted	€0.03	€0.26	€0.05	€0.77

(2)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands of Euros)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from (used in) operating activities
Net income attributable to common shareholders	€1,515	€14,383	€2,688	€43,436
Adjustments to reconcile net income attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	(1,343)	2,339	(2,219)	(9,904)
Foreign exchange gain on debt	—	(342)	—	(1,453)
Depreciation and amortization	14,588	13,929	28,938	28,067
Accretion expense	—	289	—	759
Noncontrolling interest	1,628	1,466	2,299	6,013
Deferred income taxes	(4,016)	2,140	(3,340)	2,140
Stock compensation expense	(6)	471	862	2,539
Pension and other post-retirement expense, net of funding	(41)	7	(55)	(7)
Other	73	919	866	1,603
Changes in current assets and liabilities
Receivables	12,338	5,523	15,023	12,700
Inventories	(8,296)	(8,399)	3,442	(4,086)
Accounts payable and accrued expenses	805	(833)	3,454	24,555
Other	(86)	485	1,338	844

Net cash from (used in) operating activities	17,159	32,377	53,296	107,206

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(9,838)	(7,756)	(18,303)	(15,825)
Proceeds on sale of property, plant and equipment	113	27	339	380
Proceeds on sale of marketable securities	2,008	—	2,008	—
Note receivable	—	375	—	771

Net cash from (used in) investing activities	(7,717)	(7,354)	(15,956)	(14,674)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(1,584)	—	(11,710)	(30,351)
Repayment of capital lease obligations	(448)	(638)	(1,059)	(1,493)
Repayment of credit facilities, net	(3,759)	—	—	(14,652)
Payment of note issuance costs	—	—	(1,621)	—
Proceeds from government grants	1,692	4,837	2,322	8,949

Net cash from (used in) financing activities	(4,099)	4,199	(12,068)	(37,547)

Effect of exchange rate changes on cash and cash equivalents	1,348	(668)	543	(2,212)

Net increase in cash and cash equivalents	6,691	28,554	25,815	52,773
Cash and cash equivalents, beginning of period	124,196	123,241	105,072	99,022

Cash and cash equivalents, end of period	€130,887	€151,795	€130,887	€151,795

(3)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands of Euros)

The terms of the indenture governing our 9.5% senior unsecured notes requires that we provide the results of operations and financial condition of Mercer International Inc. and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. As at and during the three and six months ended June 30, 2012 and 2011, the Restricted Group was comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills. The Restricted Group excludes the Stendal mill.

	June 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
ASSETS
Current assets
Cash and cash equivalents	€50,096	€80,791	€—	€130,887
Marketable securities	10,201	—	—	10,201
Receivables	55,430	48,493	—	103,923
Inventories	70,562	47,658	—	118,220
Prepaid expenses and other	5,749	2,843	—	8,592
Deferred income tax	4,919	3,352	—	8,271

Total current assets	196,957	183,137	—	380,094
Long-term assets
Property, plant and equipment	355,633	461,259	—	816,892
Deferred note issuance and other	6,384	6,177	—	12,561
Deferred income tax	8,878	7,270	—	16,148
Due from unrestricted group	97,771	—	(97,771)	—

Total assets	€665,623	€657,843	€(97,771)	€1,225,695

LIABILITIES
Current liabilities
Accounts payable and other	€53,180	€50,699	€—	€103,879
Pension and other post-retirement benefit obligations	773	—	—	773
Debt	1,088	35,000	—	36,088

Total current liabilities	55,041	85,699	—	140,740
Long-term liabilities
Debt	225,560	468,590	—	694,150
Due to restricted group	—	97,771	(97,771)	—
Unrealized interest rate derivative losses	—	51,791	—	51,791
Pension and other post-retirement benefit obligations	31,798	—	—	31,798
Capital leases and other	6,460	6,993	—	13,453
Deferred income tax	3,895	—	—	3,895

Total liabilities	322,754	710,844	(97,771)	935,827

EQUITY
Total shareholders’ equity (deficit)	342,869	(36,726)	—	306,143
Noncontrolling deficit	—	(16,275)	—	(16,275)

Total liabilities and equity	€665,623	€657,843	€(97,771)	€1,225,695

(4)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands of Euros)

	December 31, 2011
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
ASSETS
Current assets
Cash and cash equivalents	€44,829	€60,243	€—	€105,072
Marketable securities	12,216	—	—	12,216
Receivables	62,697	57,790	—	120,487
Inventories	71,692	48,847	—	120,539
Prepaid expenses and other	5,019	3,143	—	8,162
Deferred income tax	5,179	1,571	—	6,750

Total current assets	201,632	171,594	—	373,226
Long-term assets
Property, plant and equipment	353,925	467,049	—	820,974
Deferred note issuance and other	5,971	4,792	—	10,763
Deferred income tax	8,492	3,795	—	12,287
Due from unrestricted group	88,824	—	(88,824)	—

Total assets	€658,844	€647,230	€(88,824)	€1,217,250

LIABILITIES
Current liabilities
Accounts payable and other	€49,815	€49,825	€—	€99,640
Pension and other post-retirement benefit obligations	756	—	—	756
Debt	1,088	24,583	—	25,671

Total current liabilities	51,659	74,408	—	126,067
Long-term liabilities
Debt	222,384	486,031	—	708,415
Due to restricted group	—	88,824	(88,824)	—
Unrealized interest rate derivative losses	—	52,391	—	52,391
Pension and other post-retirement benefit obligations	31,197	—	—	31,197
Capital leases and other	6,604	6,449	—	13,053
Deferred income tax	2,585	—	—	2,585

Total liabilities	314,429	708,103	(88,824)	933,708

EQUITY
Total shareholders’ equity (deficit)	344,415	(42,299)	—	302,116
Noncontrolling deficit	—	(18,574)	—	(18,574)

Total liabilities and equity	€658,844	€647,230	€(88,824)	€1,217,250

(5)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands of Euros)

	Three Months Ended June 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€103,745	€82,291	€—	€186,036
Energy and chemicals	6,460	11,566	—	18,026

	110,205	93,857	—	204,062

Operating costs	94,762	67,855	—	162,617
Operating depreciation and amortization	7,807	6,718	—	14,525
Selling, general and administrative expenses	5,406	3,218	—	8,624

	107,975	77,791	—	185,766

Operating income	2,230	16,066	—	18,296

Other income (expense)
Interest expense	(5,934)	(9,312)	1,383	(13,863)
Gain (loss) on derivative instruments	1,619	(276)	—	1,343
Other income (expense)	915	100	(1,383)	(368)

Total other income (expense)	(3,400)	(9,488)	—	(12,888)

Income (loss) before income taxes	(1,170)	6,578	—	5,408
Income tax provision	(1,398)	(867)	—	(2,265)

Net income (loss)	(2,568)	5,711	—	3,143
Less: net income attributable to noncontrolling interest	—	(1,628)	—	(1,628)

Net income (loss) attributable to common shareholders	€(2,568)	€4,083	€—	€1,515

	Three Months Ended June 30, 2011
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€125,238	€92,036	€—	€217,274
Energy and chemicals	5,701	11,520	—	17,221

	130,939	103,556	—	234,495

Operating costs	100,209	75,606	—	175,815
Operating depreciation and amortization	7,401	6,468	—	13,869
Selling, general and administrative expenses	5,301	3,299	—	8,600

	112,911	85,373	—	198,284

Operating income	18,028	18,183	—	36,211

Other income (expense)
Interest expense	(6,433)	(9,684)	1,234	(14,883)
Gain (loss) on derivative instruments	—	(2,339)	—	(2,339)
Foreign exchange gain on debt	342	—	—	342
Other income (expense)	1,305	65	(1,234)	136

Total other income (expense)	(4,786)	(11,958)	—	(16,744)

Income before income taxes	13,242	6,225	—	19,467
Income tax provision	(2,851)	(767)	—	(3,618)

Net income	10,391	5,458	—	15,849
Less: net income attributable to noncontrolling interest	—	(1,466)	—	(1,466)

Net income attributable to common shareholders	€10,391	€3,992	€—	€14,383

(6)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands of Euros)

	Six Months Ended June 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€213,634	€171,841	€—	€385,475
Energy and chemicals	14,451	22,494	—	36,945

	228,085	194,335	—	422,420

Operating costs	193,098	147,289	—	340,387
Operating depreciation and amortization	15,447	13,365	—	28,812
Selling, general and administrative expenses	11,927	6,755	—	18,682

	220,472	167,409	—	387,881

Operating income	7,613	26,926	—	34,539

Other income (expense)
Interest expense	(11,744)	(18,976)	2,724	(27,996)
Gain (loss) on derivative instruments	1,619	600	—	2,219
Other income (expense)	1,740	206	(2,724)	(778)

Total other income (expense)	(8,385)	(18,170)	—	(26,555)

Income (loss) before income taxes	(772)	8,756	—	7,984
Income tax provision	(2,113)	(884)	—	(2,997)

Net income (loss)	(2,885)	7,872	—	4,987
Less: net income attributable to noncontrolling interest	—	(2,299)	—	(2,299)

Net income (loss) attributable to common shareholders	€(2,885)	€5,573	€—	€2,688

	Six Months Ended June 30, 2011
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€240,464	€187,268	€—	€427,732
Energy and chemicals	11,547	21,546	—	33,093

	252,011	208,814	—	460,825

Operating costs	186,200	155,165	—	341,365
Operating depreciation and amortization	15,015	12,930	—	27,945
Selling, general and administrative expenses	11,492	7,168	—	18,660

	212,707	175,263	—	387,970

Operating income	39,304	33,551	—	72,855

Other income (expense)
Interest expense	(13,706)	(19,535)	2,452	(30,789)
Gain (loss) on derivative instruments	—	9,904	—	9,904
Foreign exchange gain on debt	1,453	—	—	1,453
Other income (expense)	2,584	331	(2,452)	463

Total other income (expense)	(9,669)	(9,300)	—	(18,969)

Income before income taxes	29,635	24,251	—	53,886
Income tax provision	(3,375)	(1,062)	—	(4,437)

Net income	26,260	23,189	—	49,449
Less: net income attributable to noncontrolling interest	—	(6,013)	—	(6,013)

Net income attributable to common shareholders	€26,260	€17,176	€—	€43,436

(7)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Three Months Ended June 30, 2012
	Restricted Group	Unrestricted Group	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€(2,568)	€4,083	€1,515
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	(1,619)	276	(1,343)
Depreciation and amortization	7,870	6,718	14,588
Noncontrolling interest	—	1,628	1,628
Deferred income taxes	1,240	(5,256)	(4,016)
Stock compensation expense	(6)	—	(6)
Pension and other post-retirement expense, net of funding	(41)	—	(41)
Other	(535)	608	73
Changes in current assets and liabilities
Receivables	7,833	4,505	12,338
Inventories	(1,765)	(6,531)	(8,296)
Accounts payable and accrued expenses	(3,155)	3,960	805
Other(1)	(1,514)	1,428	(86)

Net cash from (used in) operating activities	5,740	11,419	17,159

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(8,815)	(1,023)	(9,838)
Proceeds on sale of property, plant and equipment	51	62	113
Proceeds on sale of marketable securities	2,008	—	2,008

Net cash from (used in) investing activities	(6,756)	(961)	(7,717)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(1,584)	—	(1,584)
Repayment of capital lease obligations	(180)	(268)	(448)
Repayment of credit facilities	(3,759)	—	(3,759)
Proceeds from government grants	1,692	—	1,692

Net cash from (used in) financing activities	(3,831)	(268)	(4,099)
Effect of exchange rate changes on cash and cash equivalents	1,348	—	1,348

Net increase (decrease) in cash and cash equivalents	(3,499)	10,190	6,691
Cash and cash equivalents, beginning of period	53,595	70,601	124,196

Cash and cash equivalents, end of period	€50,096	€80,791	€130,887

(1)	Includes intercompany working capital related transactions.

(8)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Three Months Ended June 30, 2011
	Restricted Group	Unrestricted Group	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€10,391	€3,992	€14,383
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	—	2,339	2,339
Foreign exchange gain on debt	(342)	—	(342)
Depreciation and amortization	7,461	6,468	13,929
Accretion expense	289	—	289
Noncontrolling interest	—	1,466	1,466
Deferred income taxes	2,140	—	2,140
Stock compensation expense	471	—	471
Pension and other post-retirement expense, net of funding	7	—	7
Other	232	687	919
Changes in current assets and liabilities
Receivables	7,972	(2,449)	5,523
Inventories	2,616	(11,015)	(8,399)
Accounts payable and accrued expenses	2,721	(3,554)	(833)
Other(1)	(2,147)	2,632	485

Net cash from (used in) operating activities	31,811	566	32,377

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(6,293)	(1,463)	(7,756)
Proceeds on sale of property, plant and equipment	16	11	27
Note receivable	375	—	375

Net cash from (used in) investing activities	(5,902)	(1,452)	(7,354)

Cash flows from (used in) financing activities
Repayment of capital lease obligations	(339)	(299)	(638)
Proceeds from government grants	4,837	—	4,837

Net cash from (used in) financing activities	4,498	(299)	4,199
Effect of exchange rate changes on cash and cash equivalents	(668)	—	(668)

Net increase (decrease) in cash and cash equivalents	29,739	(1,185)	28,554
Cash and cash equivalents, beginning of period	57,202	66,039	123,241

Cash and cash equivalents, end of period	€86,941	€64,854	€151,795

(1)	Includes intercompany working capital related transactions.

(9)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Six Months Ended June 30, 2012
	Restricted Group	Unrestricted Group	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€(2,885)	€5,573	€2,688
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	(1,619)	(600)	(2,219)
Depreciation and amortization	15,573	13,365	28,938
Noncontrolling interest	—	2,299	2,299
Deferred income taxes	1,916	(5,256)	(3,340)
Stock compensation expense	862	—	862
Pension and other post-retirement expense, net of funding	(55)	—	(55)
Other	(477)	1,343	866
Changes in current assets and liabilities
Receivables	5,723	9,300	15,023
Inventories	2,253	1,189	3,442
Accounts payable and accrued expenses	2,380	1,074	3,454
Other(1)	(7,988)	9,326	1,338

Net cash from (used in) operating activities	15,683	37,613	53,296

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(13,033)	(5,270)	(18,303)
Proceeds on sale of property, plant and equipment	237	102	339
Proceeds on sale of marketable securities	2,008	—	2,008

Net cash from (used in) investing activities	(10,788)	(5,168)	(15,956)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(2,127)	(9,583)	(11,710)
Repayment of capital lease obligations	(366)	(693)	(1,059)
Payment of note issuance costs	—	(1,621)	(1,621)
Proceeds from government grants	2,322	—	2,322

Net cash from (used in) financing activities	(171)	(11,897)	(12,068)
Effect of exchange rate changes on cash and cash equivalents	543	—	543

Net increase (decrease) in cash and cash equivalents	5,267	20,548	25,815
Cash and cash equivalents, beginning of period	44,829	60,243	105,072

Cash and cash equivalents, end of period	€50,096	€80,791	€130,887

(1)	Includes intercompany working capital related transactions.

(10)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Six Months Ended June 30, 2011
	Restricted Group	Unrestricted Group	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€26,260	€17,176	€43,436
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	—	(9,904)	(9,904)
Foreign exchange gain on debt	(1,453)	—	(1,453)
Depreciation and amortization	15,137	12,930	28,067
Accretion expense	759	—	759
Noncontrolling interest	—	6,013	6,013
Deferred income taxes	2,140	—	2,140
Stock compensation expense	2,539	—	2,539
Pension and other post-retirement expense, net of funding	(7)	—	(7)
Other	365	1,238	1,603
Changes in current assets and liabilities
Receivables	14,231	(1,531)	12,700
Inventories	2,365	(6,451)	(4,086)
Accounts payable and accrued expenses	13,683	10,872	24,555
Other(1)	(3,869)	4,713	844

Net cash from (used in) operating activities	72,150	35,056	107,206

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(12,001)	(3,824)	(15,825)
Proceeds on sale of property, plant and equipment	19	361	380
Note receivable	771	—	771

Net cash from (used in) investing activities	(11,211)	(3,463)	(14,674)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(15,768)	(14,583)	(30,351)
Repayment of capital lease obligations	(861)	(632)	(1,493)
Repayment of credit facilities, net	(14,652)	—	(14,652)
Proceeds from government grants	8,841	108	8,949

Net cash from (used in) financing activities	(22,440)	(15,107)	(37,547)
Effect of exchange rate changes on cash and cash equivalents	(2,212)	—	(2,212)

Net increase (decrease) in cash and cash equivalents	36,287	16,486	52,773
Cash and cash equivalents, beginning of period	50,654	48,368	99,022

Cash and cash equivalents, end of period	€86,941	€64,854	€151,795

(1)	Includes intercompany working capital related transactions.

(11)

MERCER INTERNATIONAL INC.

COMPUTATION OF OPERATING EBITDA

(Unaudited)

(In thousands of Euros)

Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income, including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income or income from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. The following tables set forth the net income (loss) attributable to common shareholders to Operating EBITDA for both the consolidated group and our Restricted Group:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Net income attributable to common shareholders	€1,515	€14,383	€2,688	€43,436
Net income attributable to noncontrolling interest	1,628	1,466	2,299	6,013
Income tax provision	2,265	3,618	2,997	4,437
Interest expense	13,863	14,883	27,996	30,789
Other expense (income)	368	(136)	778	(463)
Foreign exchange gain on debt	—	(342)	—	(1,453)
Loss (gain) on derivative instruments	(1,343)	2,339	(2,219)	(9,904)

Operating income	18,296	36,211	34,539	72,855
Add: Depreciation and amortization	14,588	13,929	28,938	28,067

Operating EBITDA	€32,884	€50,140	€63,477	€100,922

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Restricted Group
Net income (loss) attributable to common shareholders(1)	€(2,568)	€10,391	€(2,885)	€26,260
Income tax provision	1,398	2,851	2,113	3,375
Interest expense	5,934	6,433	11,744	13,706
Other expense (income)	(915)	(1,305)	(1,740)	(2,584)
Foreign exchange gain on debt	—	(342)	—	(1,453)
Loss (gain) on derivative instruments	(1,619)	—	(1,619)	—

Operating income	2,230	18,028	7,613	39,304
Add: Depreciation and amortization	7,870	7,461	15,573	15,137

Operating EBITDA	€10,100	€25,489	€23,186	€54,441

(1)	For the Restricted Group, net income (loss) attributable to common shareholders and net income (loss) are the same.

#    #    #

(12)